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                                                                    EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of Time Warner Inc. and Time Warner Financing Trust relating to the 12,057,561 Preferred Exchangeable Redemption Cumulative Securities of our report dated January 10, 1995, except as to Note 6, which is as of January 27, 1995, on the Paragon Communications financial statements and schedule. We also consent to the reference to us under the heading 'Experts' in such Prospectus.

                                          /s/ Price Waterhouse LLP
                                          PRICE WATERHOUSE LLP

Denver, Colorado
June 9, 1995